Exhibit 99.B (g)(3)(iii)

[CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS [REDACTED] AND HAVE BEEN OMITTED.]

AMENDMENT #3 TO THE

FOURTH AMENDED AND RESTATED REINSURANCE AGREEMENT

BETWEEN

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

FORT WAYNE, INDIANA

referred to as the "Ceding Company"

AND

UNION HAMILTON REINSURANCE, LTD.

HAMILTON, BERMUDA

referred to as the "Reinsurer"

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This Amendment 3 (the “Amendment”) to the Fourth Amended and Restated Reinsurance Agreement is by and between The Lincoln National Life Insurance Company, (the “Ceding Company”) and Union Hamilton Reinsurance, Ltd., (the “Reinsurer”).

Whereas, the Ceding Company and Reinsurer entered into a coinsurance agreement reinsuring certain variable annuity riders, effective November 1, 2013, which has been amended and restated four times, first by the First Amended and Restated Reinsurance Agreement, effective July 1, 2014, then by the Second Amendment and Restated Reinsurance Agreement, effective January 1, 2015, then by the Third Amended and Restated Reinsurance Agreement, effective February 8, 2016, and most recently by the Fourth Amended and Restated Reinsurance Agreement, effective January 1, 2018 (the “Reinsurance Agreement”).

Whereas, the parties desire to further amend the Reinsurance Agreement as of January 1, 2023.

NOW THEREFORE, in consideration of the mutual agreements, promises and covenants contained herein and other good and valuable consideration, the Ceding Company and the Reinsurer agree, the Reinsurance Agreement is amended as follows:

1.	The following new provision is added as Article VI(2)(C):

C.	Daily Reports. The third parties/subadvisors for the Managed Risk and Managed Volatility funds currently provide the Data [REDACTED] to the Ceding Company and the Reinsurer in connection with the Ceding Company and the Reinsurer’s hedging activities. For as long as the Reinsurance Agreement is in effect and to the extent permitted by applicable law, the Ceding Company will seek to ensure that Reinsurer receives the Data on a daily basis (except for U.S. non-trading days or market holidays) and provide

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assistance in facilitating the receipt of Data if there are interruptions or delays in Reinsurer receiving the Data.

2. Article I(5) is hereby deleted and replaced with the following:

Program Changes. The Ceding Company will provide the Reinsurer with written notice of any proposed change after the Original Effective Date which affects the Riders reinsured hereunder (“Proposed Program Changes”). Proposed Program Changes shall be divided into two categories: (A) A Proposed Program Change which is not a Material Change requires only notification to, but not approval from, the Reinsurer; and (B) A Proposed Program Change which is a Material Change requires approval from the Reinsurer. For purposes of this Paragraph 5, Material Change shall mean [REDACTED].

A. Proposed Program Changes Requiring Notification Only. A Proposed Program Change which is not a Material Change shall become effective no earlier than [REDACTED] days after the Ceding Company has provided the Reinsurer with written notice of any such Proposed Program Change.

B. Proposed Program Changes Requiring the Reinsurer’s Approval. Proposed Program Changes which are Material Changes shall become effective on an appropriate date that is no earlier than [REDACTED] after the Ceding Company provides the Reinsurer with written notification of the Program Change unless the Reinsurer has within such [REDACTED] period notified the Ceding Company in writing that it rejects the Proposed Program Change. Any such written notice shall set forth specifically the

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reason(s) why the Reinsurer is rejecting the Proposed Program Change. The Reinsurer must act reasonably and in good faith in making its decision to reject any Proposed Program Change. Such Proposed Program Changes include, but are not limited to, a change in the:

[REDACTED]

Notwithstanding anything in this Article I, Paragraph 5 to the contrary, the parties expressly acknowledge and agree that the Ceding Company may modify the Living Benefits Rider (Form AR 529) to remove or reduce the Nursing Home Enhancement benefit and such change is authorized to be made. [REDACTED]

For the avoidance of doubt, reserve adjustments are not considered to be Program Changes, however, reserve adjustments shall be subject to the provisions of Article V of this Agreement.

If the Reinsurer does not reject the Proposed Program Change, the Reinsurer will (a) assume the share of any increase in the Ceding Company's liability resulting from the change, and (b) receive credit for the share of any decrease in the Ceding Company's liability resulting from the change.

At the Reinsurer’s request, if a fund is deviating significantly from its investment strategy, the Ceding Company agrees to use commercially reasonable efforts to cause the fund manager to adhere to the investment strategy.

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3. Exhibit III is hereby deleted and replaced with the attached updated schedule.

All terms, provisions and conditions of the Agreement will continue unchanged except as specifically revised in the Amendment.

Execution

This Amendment has been executed by duly authorized officers of both parties.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
ATTEST:		("Ceding Company")

By:	[REDACTED]	By:	[REDACTED]

Title:	Assistant Vice President	Title:	Assistant Vice President

Date:	December 19, 2022	Date:	December 19, 2022

Location:	Fort Wayne, IN	Location:	Fort Wayne, IN

UNION HAMILTON REINSURANCE, LTD.
ATTEST:		("Reinsurer")

By:	[REDACTED]	By:	[REDACTED]

Title:	Vice President	Title:	Vice President

Date:	December 16, 2022	Date:	December 16, 2022

Location:	Charlotte, NC	Location:	Charlotte, NC

AND

UNION HAMILTON REINSURANCE, LTD.
ATTEST:		("Reinsurer")

By:	[REDACTED]	By:	[REDACTED]

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Title:	Vice President	Title:	President

Date:	December 16, 2022	Date:	December 16, 2022

Location:	Charlotte, NC	Location:	Charlotte, NC

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EXHIBIT III

UNDERLYING FUNDS PROSPECTUS NAMES

Fund Name
Prospectus Date – May 1, 2022
LVIP Delaware Diversified Income Fund
LVIP Delaware Limited-Term Diversified Income Fund
LVIP American Century Select Mid Cap Managed Volatility Fund
LVIP BlackRock Dividend Value Managed Volatility Fund
LVIP BlackRock Global Allocation Managed Risk Fund
LVIP BlackRock Global Growth ETF Allocation Managed Risk Fund
LVIP BlackRock U.S. Growth ETF Allocation Managed Risk Fund
LVIP BlackRock Inflation Protected Bond Fund
LVIP Blended Large Cap Growth Managed Volatility Fund
LVIP Blended Mid Cap Managed Volatility Fund
LVIP ClearBridge Franklin Select Large Cap Managed Volatility Fund
LVIP Delaware Bond Fund
LVIP Delaware Diversified Floating Rate Fund
LVIP Dimensional International Equity Managed Volatility Fund
LVIP Dimensional U.S. Equity Managed Volatility Fund
LVIP Vanguard Bond Allocation Fund
LVIP Franklin Templeton Global Equity Managed Volatility Fund
LVIP Global Conservative Allocation Managed Risk Fund
LVIP Global Growth Allocation Managed Risk Fund
LVIP Global Income Fund
LVIP Global Moderate Allocation Managed Risk Fund
LVIP Invesco Select Equity Managed Volatility Fund
LVIP JPMorgan Select Mid Cap Value Managed Volatility Fund
LVIP MFS International Equity Managed Volatility Fund
LVIP Multi-Manager Global Equity Managed Volatility Fund
LVIP PIMCO Low Duration Bond Fund
LVIP Fidelity Institutional AM® Select Core Equity Managed Volatility Fund

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LVIP SSGA Bond Index Fund
LVIP SSGA Global Tactical Allocation Managed Volatility Fund
LVIP SSGA International Managed Volatility Fund
LVIP SSGA Large Cap Managed Volatility Fund
LVIP SSGA SMID Cap Managed Volatility Fund
LVIP SSGA Short-Term Bond Index Fund
LVIP U.S. Growth Allocation Managed Risk Fund
LVIP Western Asset Core Bond Fund
LVIP American Preservation Fund
American Funds Managed Risk Asset Allocation Fund
American Funds Managed Risk Washington Mutual Investors Fund
American Funds Managed Risk Global Allocation FundSM
American Funds Managed Risk Growth and Income PortfolioSM
American Funds Managed Risk Growth Fund
American Funds Managed Risk Growth PortfolioSM
American Funds Managed Risk Growth-Income Fund
American Funds Managed Risk International Fund
LVIP American Global Balanced Allocation Managed Risk Fund [i]
LVIP American Global Growth Allocation Managed Risk Fund[i]
JPMorgan Insurance Trust Core Bond Portfolio
LVIP Global Aggressive Growth Allocation Managed Risk Fund
LVIP U.S. Aggressive Growth Allocation Managed Risk Fund

i Not available on American Legacy Shareholders Advantage A-Class and Fusion contracts issued 6/16/16 and later.

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